                           PRODUCT AND COMPONENT AGREEMENT

This Product and Component Agreement (the "Agreement") is entered into by and between CALEX Manufacturing Company, Inc. having offices at 2401 Stanwell Drive, Concord CA 94520 ("CALEX") and Power-One, Inc. having offices at 740 Calle Plano, Camarillo, CA 93012 ("POWER-ONE"), as of this second day of April 1996 (the "Effective Date").

                                       RECITALS

POWER-ONE is engaged in the design, manufacture, and sale of Power Conversion Products, including AC-DC Power Supplies and DC-DC CONVERTERS, which are incorporated in AC-DC Power Supplies or sold separately.

CALEX designs, manufactures and sells a family of DC-DC CONVERTERS and possesses proprietary information pertaining to the design, manufacture, and application of those devices.

POWER-ONE desires to purchase CALEX'S DC-DC CONVERTERS for its use and/or sale to others. POWER-ONE also desires to obtain a license to manufacture these devices.

CALEX is willing to sell its family of DC-DC converters and the components contained in such devices and to license the manufacturing and design technology and know-how for such devices to POWER-ONE on the terms set forth herein.

CALEX desires to purchase certain components and sub-assemblies from POWER-ONE for use in CALEX'S manufacturing activities.

POWER-ONE is willing to sell such components and sub-assemblies to CALEX on the terms set forth herein.

In consideration of the mutual covenants herein contained and intending to be legally bound by the provisions of this Agreement, the parties agree as follows:

I.  DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular. As used in this Agreement and the Addendums attached hereto, the following definitions shall apply.

    "DC-DC CONVERTER" means a PRODUCT that converts Direct Voltage (DC) into a different Direct Voltage (DC) and which has an output power capacity of 60 Watts or less.


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                                        1                   CALEX      POWER-ONE
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    "PRODUCTS" mean DC-DC CONVERTERS manufactured by CALEX at any time prior to the fifth anniversary of the date of this Agreement, including, but not limited to, those identified on Addendum A and MODIFIED STANDARD PRODUCTS; provided, however, that PRODUCTS shall not include any products which are developed for a specific customer and have unique characteristics and specifications that require major product changes or require PCB (Printed Circuit Board) artwork or case size changes.

    "MODIFIED STANDARD PRODUCT" means any PRODUCT that is modified by Licensor with either minor electrical or mechanical changes, but does not require PCB (Printed Circuit Board) artwork or case size changes.

    "COMPONENTS" mean those parts that are purchased from third parties or manufactured by one of the parties to this Agreement for inclusion in the devices it manufactures or for sale to the other party to this Agreement. Such COMPONENTS shall generally include commercially available items and items that are subject to CALEX' special requirements, selection or testing. COMPONENTS shall not include any SUB-ASSEMBLIES, such as magnetics or cases. CALEX COMPONENTS are COMPONENTS that are to be sold by CALEX hereunder; POWER-ONE COMPONENTS are COMPONENTS that are to be sold by POWER-ONE hereunder.

    "SUB-ASSEMBLY" means a group of COMPONENTS that are assembled by either party or by a third party. SUB-ASSEMBLIES are usually required in order to manufacture a PRODUCT. POWER-ONE SUB-ASSEMBLIES are those to be sold by POWER-ONE hereunder. CALEX SUB-ASSEMBLIES are those to be sold by CALEX hereunder.

    "MODELS" mean individual PRODUCTS that are part of a SERIES, but that have different electrical specifications from other MODELS in the same SERIES.

    "SERIES" mean a set of MODELS that are combined to form a group of PRODUCTS that has similar characteristics in terms of electrical and physical specifications.

    "CORRECTION" means a change made in any PRODUCT to make the PRODUCTS conform to the then current specifications applicable to that PRODUCT.

    "SUBSIDIARY" means a corporation, company or other entity fifty percent (50%) or more of whose control or outstanding voting shares or securities are, now or hereafter, owned or controlled, directly or indirectly, by CALEX or POWER-ONE.

    "ORDER" means a POWER-ONE or CALEX purchase order or changes thereto, in written or electronic format, for a PRODUCT or COMPONENT.


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                                        2                   CALEX      POWER-ONE
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II.  TERM OF AGREEMENT

     A. CALEX OBLIGATIONS.   CALEX agrees to sell PRODUCTS, CALEX COMPONENTS,
AND SUB-ASSEMBLES to POWER-ONE on the terms and conditions set forth herein for an initial term of five (5) years from the Effective Date; such term shall be automatically renewed for successive one (1) year periods thereafter, unless notice of termination is given by one party to the other at least one hundred and eighty (180) days prior to the termination date of the initial term or of any yearly renewal term, or unless earlier terminated under any other provision of this Agreement.

     B. POWER-ONE OBLIGATIONS.   POWER-ONE agrees to sell POWER-ONE
COMPONENTS, AND SUB-ASSEMBLES to CALEX on the terms and conditions set forth herein for an initial ten (10) years from the Effective Date; such term and shall be automatically renewed for successive one (1) year periods thereafter, unless notice of termination is given by one party to the other at least one hundred and eighty (180) days prior to the termination date of the initial term or of any yearly renewal term, or unless earlier terminated under any other provision of this Agreement.

III. LICENSE

     Contemporaneous with the execution of, and as a condition to the effectiveness of, this Agreement, the parties are executing the license (the "License") set forth in Addendum B.

IV. PRODUCT

     A.  ADDITIONAL PRODUCTS

     CALEX agrees to develop one new SERIES for POWER-ONE within one year of the Effective Date. The type shall be substantially similar to, and the specifications shall be as good as, a Computer Products Incorporated NFC25 SERIES low density DC-DC CONVERTERS.

     In addition, CALEX agrees to develop at least one new SERIES for POWER-ONE, the type and specification to be negotiated by the parties, in each of the second though fifth years of this Agreement; provided, however, if the present owners of CALEX sell in the aggregate 51% or more of the equity interest in CALEX in one or more transactions, this obligation shall cease on the third anniversary of such sale.

     CALEX agrees to develop two MODELS within one hundred and eighty (180) days of the Effective Date. The type and specification is to be determined by POWER-ONE.

     Nothing contained in this Agreement shall prevent POWER-ONE or CALEX from developing either through third parties or through the use of its own personnel, or from acquiring from third parties, products, sub-assemblies, or components similar to and


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                                        3                   CALEX      POWER-ONE
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competitive with the PRODUCTS, COMPONENTS, and SUB-ASSEMBLIES covered hereby.
Furthermore, nothing herein shall preclude POWER-ONE or CALEX from marketing such developed or acquired products to others. Any such product, subassembly or component manufactured by CALEX prior to the fifth anniversary of this Agreement shall be included in PRODUCTS, CALEX COMPONENTS, or CALEX SUB-ASSEMBLIES.

    B.   LABELING

    CALEX will supply all PRODUCTS with labels covering those items identified on Addendum C. The artwork for the POWER-ONE logo will be supplied by POWER-ONE. The type of label will be chosen on a case-by-case basis for each model, and includes printing on a label to be affixed to the PRODUCT, or some type of automated printing, or otherwise mutually agreed upon printing technique.

    Subject to the foregoing limitations, POWER-ONE may require CALEX to affix, and otherwise use POWER-ONE trademarks and type numbers on or in connection with the PRODUCTS furnished. Moreover, CALEX will remove from all PRODUCTS, which are so marked, any trademark or name owned or used by CALEX.

    C.   DISCONTINUATION OF PRODUCTION.

    In the event that CALEX decides to discontinue any PRODUCT, it shall notify POWER-ONE at least ninety (90) days before such discontinuance, and CALEX shall continue to make COMPONENTS used in the original PRODUCT available under this Agreement for at least one year from the date of such notice to POWER-ONE.

V.  PRODUCT QUALIFICATION AND ACCEPTANCE

    Preliminary qualification testing of selected initial production units of the PRODUCTS manufactured by CALEX for POWER-ONE shall be conducted and completed, per specification, before the first scheduled shipment of PRODUCTS to POWER-ONE. During the term of this Agreement, POWER-ONE may elect to do on-going quality and product verification testing of any PRODUCT.

VI. ORDERING AND SCHEDULING

    A. AGREEMENT TERMS AND CONDITIONS APPLICABLE TO ORDERS. CALEX shall sell such quantities of PRODUCTS and CALEX COMPONENTS as POWER-ONE shall from time to time order as provided in this Agreement. POWER-ONE shall sell such quantities of POWER-ONE COMPONENTS and POWER-ONE SUB-ASSEMBLES as CALEX shall from time to time order as provided in this Agreement, subject to the limitation in Section G, below. The ordering of PRODUCTS, COMPONENTS and SUB-ASSEMBLIES shall be by means of individual ORDERS. This Agreement sets forth the terms and conditions applicable to ORDERS from either party, and replaces in their


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                                        4                   CALEX      POWER-ONE
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entirety the pre- printed terms and conditions appearing on POWER-ONE forms and on CALEX forms.

    B.   ORDER CONTENT, ACCEPTANCE, AND LEAD-TIMES.   Each ORDER shall specify
quantities, prices, delivery schedules, destination, and other similar matters necessary for the individual transaction to be adequately described. ORDERS and related instructions which are consistent with the terms of this Agreement shall be accepted by CALEX or POWER-ONE. CALEX or POWER-ONE, as the case may be, shall acknowledge receipt of each ORDER within two (2) days after receipt and shall deliver ordered units of PRODUCTS or COMPONENTS or SUB-ASSEMBLIES in accordance with delivery schedules indicated on the ORDERS, provided such dates are in accordance with the lead-times set forth below.

    C. LEAD-TIMES. CALEX will provide all PRODUCTS with a lead time of three to four weeks, unless a different lead time is agreed to in writing by- the parties. Over the course of the Agreement, both parties will work together to reduce the lead-times.

    D.   RESCHEDULING OF PRODUCT DELIVERIES.     POWER-ONE has the right to
issue changes to ORDERS to increase or decrease quantities of PRODUCTS scheduled for delivery in accordance with the following schedule:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    Days from Change Order to               Quantity in Time Frame
    Scheduled Delivery Date                 Permitted to be Changed
    (Time Frame)
--------------------------------------------------------------------------------
30 Days or less                        No changes allowed
--------------------------------------------------------------------------------
31 Days or greater                     100% variance*
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* 100% variance permitted as long as rescheduled within twelve months, or else the CALEX COMPONENTS purchased for these PRODUCTS will be purchased by POWER-ONE under the terms of COMPONENTS pricing.


    E. LEAD-TIMES AND RESCHEDULING OF COMPONENTS DELIVERIES. POWER-ONE and CALEX have the right to issue changes to ORDERS to increase or decrease quantities of COMPONENTS ordered from the other party; however, both parties will directly pass through lead-times, cancellation, and any other contractual terms of its suppliers to the other party for the purchase of COMPONENTS to be subsequently sold to the other party. Up to five (5) days may be added for handling. Changes in lead-times will be given in writing to the other party within ten (10) days. The parties shall use their best efforts to establish lead-times for COMPONENTS manufactured by either party.

    F. DELINQUENT SHIPMENT OF PRODUCT ORDERS. CALEX agrees to deliver exact quantities as specified on ORDERS. CALEX agrees to deliver units to POWER-ONE'S dock no sooner than three (3) business days prior to, and no later than


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                                        5                   CALEX      POWER-ONE
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one (1) business day after, the scheduled delivery date. Units delivered within this time frame are considered "on time". Any purchase order delinquent more than five (5) days, upon request by Power-One, shall be air shipped, per POWER-ONE'S instructions, prepaid to POWER-ONE or its customer. CALEX to invoice for normal surface charges and absorb the excess shipping charges.

    G. POWER-ONE SUB-ASSEMBLIES. POWER-ONE shall fulfill any ORDER for POWER-ONE SUB-ASSEMBLIES in its sole discretion, and shall have no obligation to sell such SUB-ASSEMBLY to CALEX hereunder.

VII.      COMPONENTS

   A.     CALEX COMPONENTS.

    1. PURCHASING INFORMATION. All CALEX COMPONENTS may be purchased either directly from CALEX under this Agreement or at POWER-ONE'S election from CALEX'S suppliers.

    2.    RECOMMENDED COMPONENTS. CALEX shall recommend to POWER-ONE the
CALEX COMPONENTS and quantity thereof used per unit of PRODUCT, and shall provide failure rates, where available, for POWER-ONE'S information in establishing POWER-ONE inventory and stocking levels. CALEX shall furnish consumption factors for supplies. CALEX shall promptly advise POWER-ONE of any changes in CALEX'S recommendations.

    3.    CALEX'S AUTHORIZATION/NOTICE.     CALEX grants POWER-ONE the right to
use CALEX-furnished information to purchase the COMPONENTS directly from any suppliers thereof, as well as the right to have CALEX'S suppliers use any CALEX-owned, paid for, or supplied tooling and test equipment on such supplier's premises to supply such COMPONENTS to POWER-ONE. CALEX shall so notify its suppliers. POWER-ONE shall also have the right at its cost to develop a second source for all CALEX COMPONENTS and tooling. CALEX may have access to any second-source developed by POWER-ONE for CALEX COMPONENTS, and POWER-ONE shall so advise CALEX of any such second source..

    B. POWER-ONE COMPONENTS. POWER-ONE COMPONENTS may be purchased directly from POWER-ONE by CALEX, or at POWER-ONE'S election from POWER-ONE'S suppliers. POWER-ONE COMPONENTS shall initially include those components listed on Addendum
K. At any time during the term of this Agreement POWER-ONE COMPONENTS shall include approximately one hundred (100) items on which CALEX has expended the greatest dollar volume for purchases for its own account during the preceding six month period plus such additional COMPONENTS as are agreed upon by the parties from time to time in writing. CALEX shall supply POWER-ONE from time to time information about its purchases sufficient to identify the one hundred
(100) COMPONENTS.


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                                        6                   CALEX      POWER-ONE

    C.   COMPONENTS SUPPLY AFTER CESSATION OF MANUFACTURING.

         1.   CESSATION.     To the extent that COMPONENTS are reasonably
available from third parties, each party shall continue to purchase COMPONENTS as necessary for it to fulfill its obligations to sell COMPONENTS to the other under this Agreement. If at any time during the term of this Agreement, either party intends to discontinue manufacturing a COMPONENT, it shall notify the other party in writing at least 30 days prior to such discontinuance.

    2.   CONTINUING OBLIGATION TO SUPPLY.   If either party gives notice of its
intent to cease making COMPONENTS as provided in Subparagraph 1 of this Article VII(C) the party shall, within thirty (30) days after request from the other party, furnish available manufacturing drawings, specifications and other information for manufacturing such COMPONENTS, and in such event the party grants the other party the nonexclusive right to make, use, and sell such COMPONENTS and to purchase such COMPONENTS obtained from others.

VIII. PRICES/PAYMENT/PACKING

    A.   PRICES FOR PRODUCTS AND COMPONENTS.     CALEX prices for PRODUCTS and
CALEX COMPONENTS are as provided in Addendum G. If POWER-ONE purchases CALEX COMPONENTS from CALEX' vendors, the pricing will be negotiated by POWER-ONE and CALEX vendors.

    POWER-ONE prices for POWER-ONE COMPONENTS and SUB-ASSEMBLIES are as provided in Addendum H.

    Each party shall pay any amounts due to the other party hereunder in U.S. dollars. The prices include all packing charges and are:

    For CALEX -- The FOB shipping point shall be Concord, CA, USA.
    For POWER-ONE -- The FOB shipment point shall be from Point of Shipment.

    B. PRICE CHANGES. The prices set forth in Addendum G and H are firm for three (3) months. The parties will have quarterly meetings to review and adjust the prices per Addendum G and H, unless both parties agree not to meet. All ORDERS not shipped prior to the effective date of any increase or decrease shall be billed at the new prices.

    C.   SPECIAL PRICING.    CALEX agrees that special discounts may be
negotiated for specific bid opportunities, as required, subject to mutual written agreement of the parties.

    D.   PAYMENT TERMS.

    1. Either party may submit its invoices to the other party only after shipment of PRODUCTS, COMPONENTS or SUB-ASSEMBLIES.


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                                        7                   CALEX      POWER-ONE
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    2.   Invoices shall be payable within forty-five (45) days after receipt of
PRODUCTS, COMPONENTS or SUB-ASSEMBLIES, provided, however, that if any party is delinquent in making its payment in any two consecutive months or any three months within a twelve month period, future shipments to such party may at the option of the other party be made COD.

    3. The shipping party shall separately list freight charges on invoices and have a copy of the freight bills, if other than UPS, available for review.

    4. Each invoice shall specify Purchase Order number, part number, quantity shipped and monetary amounts in U.S. dollars. Packaging slips shall specify Purchase Order number, part number, revision level, unit of measure and quantity shipped.

    E.   TAXES.    The PRODUCTS, COMPONENTS and SUB-ASSEMBLES to be sold
hereunder are purchased for resale in the ordinary course of business and therefore should be exempt from sales, use and other similar taxes. If the PRODUCTS, SUB-ASSEMBLIES, or COMPONENTS become taxable, the buyer is responsible for taxes. A party shall specify in the applicable ORDER that if any purchase is not for resale and shall indemnify the seller from all taxes, penalties and interest resulting from a failure to so specify or to pay any applicable tax.

    F. PACKING. PRODUCTS and COMPONENTS shall be suitably packed and shipped in accordance with the packing and shipping requirements of common carriers, and in such manner as is reasonably calculated to protect against damage from transportation, weather and other environmental conditions.

IX.      FORECASTS

    Each Party shall provide the other Party with the following forecasts of its purchases of PRODUCTS, COMPONENTS and SUB-ASSEMBLES:

         A. A twelve month general forecast delivered on each anniversary of the Effective Date of this Agreement.

         B. A rolling six-month forecast delivered on the first of each month commencing April 1,1996.

X.       DOCUMENTATION

    A.   ADDENDUM D.    CALEX shall ship a complete set of the documents
identified on Addendum D within thirty (30) days of the Effective Date of this Agreement. All such documents and revisions, whether written or oral, shall be available to POWER-ONE, whether or not originally supplied. Whenever available or can be made available, a computer file will be delivered in addition to the hard-copy document.


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                                        8                   CALEX      POWER-ONE
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    B.   ADDITIONAL DOCUMENTS.    Upon request, CALEX shall furnish POWER-ONE
with photo negatives and/or line art and/or electronic media as available, for all photographs/drawings relating to the PRODUCTS.

    C. UPDATES. CALEX shall provide changes to any materials supplied pursuant to Paragraphs A and B above, as a result of:

         (1) subsequent inclusion of any improvement or CORRECTION,

         (2) changes in the specifications for any PRODUCT,

         (3) any other change in a PRODUCT, and

         (4) any other causes affecting the information supplied to POWER-ONE.

    D.   MEDIA.    Upon POWER-ONE'S request, CALEX will furnish to POWER-ONE
on a continual basis, all media used by CALEX in promotion of the PRODUCTS. CALEX grants POWER-ONE the non-exclusive right to reproduce, modify, translate, and distribute such materials and the right to disclose the information contained therein for its own purposes. CALEX shall provide camera ready copy and/or electronic media as available for POWER-ONE.

XI.      QUALITY ASSURANCE/TESTING

    A. CALEX'S QUALITY ASSURANCE AND TESTING. CALEX shall document a quality plan and perform quality assurance in accordance with Addendum E. The quality plan shall conform to the requirements specified by ISO 9001, as appropriate. No PRODUCTS shall be shipped by CALEX until they have been processed in accordance with the tests, inspections and controls defined in Addendum E and can be demonstrated to meet the requirements of this Agreement.

    B.   POWER-ONE OBSERVATION.   CALEX'S manufacture and testing of PRODUCTS
to be delivered hereunder may be witnessed by POWER- ONE representatives at CALEX'S premises at all reasonable times, and upon POWER-ONE'S request, CALEX shall attempt to arrange for visits of POWER-ONE personnel to CALEX'S suppliers of materials for the PRODUCTS. CALEX may be visited by customers, distributors, or representatives of POWER-ONE from time to time on reasonable advance notice and upon execution by such visitors of reasonable written promises of confidentiality.

    POWER-ONE may, from time to time, station employees in CALEX'S facility for the purposes of monitoring CALEX'S performance, quality assurance, and engineering in relation to this Agreement, provided such persons have signed such written promises of


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confidentiality as CALEX may request. CALEX will use its best efforts to support and accommodate POWER-ONE personnel while at CALEX.

    C.   PROBLEMS.    In the event POWER-ONE determines that PRODUCTS or CALEX
COMPONENTS do not operate in accordance with the specifications or fail to meet the quality/assurance testing described above, it shall notify CALEX. CALEX shall promptly evaluate any defective PRODUCT or CALEX COMPONENT and shall notify POWER-ONE of the result of its evaluation and its corrective action plan, if needed, within ten (10) days after receipt of such notice from POWER-ONE.

    In the event CALEX determines that POWER-ONE COMPONENTS or POWER-ONE SUB-ASSEMBLIES do not operate in accordance with the specifications or fail to meet the quality/assurance testing described above, it shall notify POWER-ONE. POWER-ONE shall promptly evaluate any defective POWER-ONE COMPONENT or SUBASSEMBLY and shall notify CALEX of the result of its evaluation and its corrective action plan, if needed, within ten (10) days after receipt of such notice from CALEX.

    Any dispute regarding the specification or corrective action plan that are not resolved by the parties shall be resolved in accordance with section 3.3 of Addendum E.

XII. CONFIGURATION CONTROL

    A.   CHANGES BY CALEX.

         1. CALEX shall not make or incorporate any change in any PRODUCT or CALEX COMPONENT which negatively affects specifications, form, fit, function, regulatory approvals, interface, interchangeability, reliability, maintainability, or costs, without prior written approval of POWER-ONE.

         2. Changes not negatively affecting specifications, form, fit, function, regulatory approvals, interface, interchangeability, reliability, maintainability, or costs of a PRODUCT or CALEX COMPONENT, may be made and incorporated in the PRODUCT or CALEX COMPONENT, as the case may be, by CALEX at CALEX'S expense provided CALEX gives prior written notice of such changes to POWER-ONE and, as required, furnishes POWER-ONE with updated Test Programs and documents related to such change. These changes include, but are not limited to the procedures, processes, test parameters, or other material related to the manufacture of the PRODUCT or COMPONENT.

         3. CALEX shall, at its expense, provide POWER-ONE with a copy of each Engineering Change Order (ECO) or like documentation issued by it during the term of this Agreement with respect to operation of any PRODUCT. Such copy shall be provided to POWER- ONE as soon as practicable, but no later than three
(3) days after issuance by CALEX.


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                                       10                   CALEX      POWER-ONE

    B. SPECIFICATION, ENGINEERING, AND OTHER CHANGES IN SPECIFICATION. The specifications for the PRODUCTS, CALEX SUB-ASSEMBLES, and CALEX COMPONENTS may be amended or otherwise changed from time-to-time by written agreement of CALEX and POWER-ONE. Prior to any such change becoming effective, all PRODUCTS, SUB-ASSEMBLES, and COMPONENTS shipped by CALEX to POWER-ONE shall continue to conform to the existing Specifications, unless POWER-ONE shall otherwise request. The specifications for the POWER-ONE PRODUCTS, COMPONENTS, OR SUB-ASSEMBLES may be amended or otherwise changed from time-to-time by POWER-ONE. POWER-ONE shall give CALEX 30 days notice of any such change. Prior to any such change becoming effective, all COMPONENTS shipped by POWER-ONE to CALEX shall continue to conform to the existing Specifications, unless CALEX shall otherwise request.

    C. POWER-ONE CHANGES. POWER-ONE may propose changes to the specifications for any PRODUCT or CALEX COMPONENT, and in such event, CALEX shall consider the feasibility of any such proposal. CALEX shall, within a reasonable period of time, not to exceed fifteen (15) days after receipt of the POWER-ONE proposal, furnish to POWER-ONE in writing its comments regarding such proposed changes, including whether it is willing to implement the same, the price change, if any, and the time schedule required for implementation.

    D. CHANGE IN SOURCE OF COMPONENTS. CALEX and POWER-ONE shall each notify the other party in advance of, and the reasons for, any change in the source (including addition of new vendors) of purchased COMPONENTS.

    E. CHANGE INDUCED PROBLEMS. In the event POWER-ONE determines, after any engineering or any other change by CALEX, that any PRODUCT or CALEX COMPONENT does not operate in accordance with the specifications or fails to meet the quality/assurance testing described above, it shall notify CALEX. CALEX shall promptly evaluate any defective PRODUCT or CALEX COMPONENT and shall notify POWER-ONE of the result of its evaluation and its corrective action plan, if needed, within ten (10) days after receipt of such notice from POWER-ONE. Any dispute regarding the corrective action plan that are not resolved by the parties shall be resolved in accordance with section 3.3 of Addendum E.

    F. CHANGES IN COMPONENTS OR PRODUCTS. In the event that any change to a PRODUCT or CALEX COMPONENT, that is approved by POWER-ONE, negatively affects the interchangeability of such PRODUCT or COMPONENT, CALEX shall provide a different part number for the new PRODUCT or COMPONENT. All PRODUCTS and COMPONENTS thereafter delivered by CALEX shall be promptly identified to POWER-ONE by date code AND lot code.

XIII.    TERMINATION

    A.   TERMINATION FOR DEFAULT.


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                                       11                   CALEX      POWER-ONE
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    1.   BY POWER-ONE. In the event that CALEX fails to fulfill its obligations under this Agreement or under the License in any material respect, POWER-ONE may terminate its obligations under this Agreement, other than its obligation to pay for PRODUCTS and CALEX COMPONENTS, upon sixty (60) days prior written notice; provided, however, if during the period of such notice CALEX shall have remedied such failure, POWER-ONE'S obligations under this Agreement shall continue in full force and effect as it would have had such failure not occurred. Any such termination shall not affect the License or CALEX'S obligation to furnish
PRODUCT and CALEX COMPONENTS thereafter.

    2. BY CALEX. In the event that POWER-ONE fails to fulfill its obligations under this Agreement or under the License in any material respect, CALEX may terminate its obligations under this Agreement, other than its obligation to pay for POWER-ONE COMPONENTS or SUB-ASSEMBLES, upon sixty (60) days prior written notice; provided, however, if during the period of such notice POWER-ONE shall have remedied such failure, CALEX'S obligations to so furnish PRODUCTS and CALEX COMPONENTS under this Agreement shall continue in full force and effect as it would have had such failure not occurred. Any such termination shall not affect POWER-ONE'S obligation to furnish POWER-ONE COMPONENTS or SUB-ASSEMBLES thereafter.

    B. RIGHTS CUMULATIVE. The parties' rights set forth above are in addition to and shall not limit or prejudice any other right or remedy available under this Agreement, at law, or in equity, including its right to recover any money amounts or require performance of any obligations due at the time of such termination.

XIV.     POWER-ONE SUPPORT

    POWER-ONE will assist CALEX, on an on-going basis, in the following categories:

    Database programs for quality and management reports
    SPC systems
    Process and engineering systems
    COMPONENTS/components procurement.

    Such support shall be made available to CALEX at POWER-ONE headquarters and will be available on a reasonable basis and a reasonable period of time.

    POWER-ONE agrees to consider manufacturing PRODUCT for purchase by CALEX. Since POWER-ONE is in a start-up mode for DC-DC CONVERTERS and the processes, costs, and capacity is unknown, terms and conditions, including pricing, will be negotiated at a later date if POWER-ONE determines, in its sole discretion, to commence such manufacturing.


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                                       12                   CALEX      POWER-ONE

XV.      WARRANTIES

    Neither party shall be obligated to warrant COMPONENTS manufactured by others; provided that each party shall use its best efforts to pass on to the other party warranties given by third parties with respect thereto. CALEX'S and POWER-ONE'S warranties with respect to PRODUCT or COMPONENTS manufactured by it are set forth on Addendums I and J respectively.

XVI.     GENERAL PROVISIONS

    A. GOVERNING LAW. This Agreement shall be construed, governed and interpreted in accordance with the laws, but not the rules relating to the choice of law, of the State of California.

    B. CAPTIONS/HEADINGS. The captions and headings of the Articles, clauses and paragraphs contained herein have been inserted for the convenience of the parties and shall not be construed as a part of or modifying any provisions of this Agreement.

    C. NOTICE. All notices and other communications required or permitted hereunder shall be in writing, shall be delivered in person, by telecopier or by registered or certified mail, postage prepaid, to the parties as follows:

         If to POWER-ONE:

         POWER-ONE
         740 Calle Plano
         Camarillo, Calif. 93012
         Attn: David Hage
         Telecopier: 805 388 0476


         If to CALEX:

         CALEX
         2401 Stanwell Drive
         Concord, Calif. 94520
         Attn: Steve Mathias
         Telecopier: 510 687 4424

or to such other address as either party may have furnished to the other in writing in accordance herewith. Notices delivered in person shall be deemed given when so delivered, notices given by telecopier shall be deemed delivered upon receipt of confirmation, and notices delivered by mail shall be deemed received three days after mailing.

    D. FORCE MAJEURE. Neither POWER-ONE nor CALEX shall be liable to the other for delays in the performance of or completion of this Agreement if notice of


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

such delay is provided and if such delay is caused by strikes, riots, wars, government regulations, acts of God, fire, flood or other similar causes beyond its control. Whenever any such occurrence is delaying or threatens to delay either party's timely performance under this Agreement, that party shall promptly give notice thereof, including all relevant information with respect thereto, to the other party. None of the foregoing shall, however, excuse or postpone any obligation of either party to pay money under this Agreement.

    E. ASSIGNMENT AND BENEFITS. All of the terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Except as specifically stated in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other. Such consent shall not be withheld unreasonably. Any unauthorized assignment or delegation shall be null and void. Notwithstanding the foregoing, either party may assign or otherwise transfer its rights and obligations to its subsidiaries, or successors in interest (whether by purchase of stock or assets, merger, operation of law, or otherwise) of that portion of its business related to the subject matter hereof.

    F. WAIVER. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term, covenant or condition or the future exercise of such right.

    G. SEVERABILITY. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

    H. INDEPENDENT CONTRACTORS. It is agreed that the relationship between the parties is that of independent contractors, and nothing contained in this Agreement shall be construed or implied to create the relationship of partners, joint ventures, agent and principal, employer and employee, or any relationship other than that of independent contractors. At no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.


    I. COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all of which, taken together, shall constitute one and the same agreement.

    J. PUBLICITY. No party, except as may be required by law or federal regulation, shall make any public announcements concerning the other party's name in regards to the execution, existence or performance of this Agreement without first submitting the text of such public announcement to the other party and receiving the approval of the other party, which approval shall not be unreasonably delayed or withheld.


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

    K. TRADEMARKS AND TRADE NAMES. Nothing contained in this Agreement shall be construed as licensing either party to use any trademark or trade name owned or used by the other party without the prior written consent of the other party. When marketing the PRODUCTS, POWER-ONE shall have the right to use its own trademarks or trade names.

    L. RISK OF LOSS. Until such time as the deliverable items are in the possession of the common carrier, all risk of loss shall be the manufacturer of the PRODUCT or reseller of the COMPONENT.

    M. COMPLIANCE WITH LAW. The parties shall comply with all applicable laws, rules, regulations and orders of the United States and all jurisdictions and any agency or court thereof in connection with this Agreement and the transactions contemplated thereby.

    N. AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement shall be valid or binding upon the parties unless signed by their respective authorized officers.

    O. ADDENDA/ATTACHMENTS. The Addenda, attachments and other documents referred to in this Agreement and all specifications, drawings and documents referenced therein are hereby incorporated in and made part of this Agreement.

    P. ENTIRE AGREEMENT. This Agreement, including the addenda, and the License Agreement state the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous proposals, negotiations, representations, commitments, writings, agreements, and other communications, both oral and written, between the parties.

    Q. REPRESENTAITON BY COUNSEL. Interpretation. Each party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

    R.   ARBITRATION OF DISPUTES.

1. PROCEDURE; . Except for actions seeking injunctive relief, which may be brought before any state or federal court in California, any dispute arising out of or relating to this Agreement (or any exhibit or schedule hereto) or the breach, termination or validity hereof or thereof, shall be resolved in the following manner:
    a. the parties shall use all reasonable efforts to resolve the dispute through direct discussions within 30 days of written notice that there is such a dispute; or


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

    b. if no amicable settlement is reached as a result of the procedure described in (a), the matter shall be finally settled by arbitration conducted expeditiously by a single arbitrator in accordance with the Rules for Non-Administered Arbitration of Business Disputes promulgated by the CPR Institute for Dispute Resolution (formerly Center for Public Resources). No arbitrator may serve who has had at any time a material personal or financial relationship with any participant to the dispute or any Affiliate of any such participant. The place of arbitration shall be either Los Angeles or San Francisco, California. This can be decided by a coin flip or any other random means. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. sections 1-16 and judgment upon the award of the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator is not empowered to act as AMIABLE COMPOSITEUR or to award damages in excess of compensatory damages and each party hereto hereby waives any damages in excess of compensatory damages. The arbitrator shall have the power to order equitable relief as if sitting as a court of equity.

2. CONFIDENTIALITY; . The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties.


         This Agreement has been duly signed by authorized representatives of the parties and shall become effective as of the first date set forth above (the "Effective Date").

CALEX Manufacturing Company, Inc.      POWER-ONE, Inc.

By:/s/ S.P. Cuff                       By: /s/ David J. Hage
   ----------------------------           --------------------------------
     S.P. Cuff                          David J. Hage
   ----------------------------        -----------------------------------
    (Printed/typed name)               (Printed/typed name)
,
Title: President                       Title: Vice President
       -----------------------                ----------------------------


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                                       16                   CALEX      POWER-ONE

ADDENDUM TABLE OF CONTENTS

ADDENDUM A - PRODUCT SPECIFICATIONS AND LEAD TIMES

ADDENDUM B - TECHNOLOGY AND KNOW-HOW LICENSE

ADDENDUM C - LABEL INFORMATION

ADDENDUM D - DOCUMENTATION

ADDENDUM E - QUALITY PROVISIONS

ADDENDUM F - RETURN MATERIAL AUTHORIZATION PROCEDURE

ADDENDUM G - CALEX PRICING

ADDENDUM H - POWER-ONE PRICING

ADDENDUM I - WARRANTY FOR CALEX PRODUCT AND CALEX COMPONENTS MANUFACTURED BY
CALEX

ADDENDUM J - WARRANTY FOR POWER-ONE PRODUCT AND COMPONENTS MANUFACTURED BY POWER-ONE

ADDENDUM K - LIST OF POWER-ONE COMPONENTS


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                                       17                   CALEX      POWER-ONE

ADDENDUM A - PRODUCT SPECIFICATIONS AND LEAD TIMES


PRODUCTS AND PRODUCT DESCRIPTIONS:

PRODUCTS are those products as defined in the Agreement including those contained in the current 1996 CALEX DC/DC Catalog. POWER-ONE will order PRODUCTS using its own part numbering system. Lead times will be 4 weeks.

PRODUCT SPECIFICATIONS:

PRODUCTS are presented "as designed" and shall be qualified using the CALEX datasheets. If any CALEX PRODUCT requires changes, including PC boards, to meet published CALEX maximum and minimum specifications, CALEX will make those changes at its expense. If any CALEX PRODUCT requires changes, including PC boards, to meet its published CALEX typical specifications, CALEX will use its best efforts to make those changes at its expense. POWER-ONE may, at its discretion, change specifications and/or establish maximum and/or minimum values, including changing specifications for output noise, turn-on overshoot, and thermal cycling for the following CALEX PRODUCTS: NT, EC, WD, TC, LV, HP, RM, UM, SD, and SIP SERIES; provided, however:

1. Mutually acceptable conditions under which measurements will be made must be determined.

2. POWER-ONE at its cost will re-engineer and test such PRODUCTS, and CALEX will implement the changes on a best efforts basis. If CALEX implements the changes pursuant to POWER-ONE'S direction, CALEX shall have no liability if the changed PRODUCT fails to meet the new specification. Minor PC board changes (e.g., pad size) will be done by CALEX at its expense. Major PC board changes requiring prototyping will be done by CALEX at POWER-ONE'S expense.

3. In any event, changes requested by POWER-ONE as to any specification will not degrade any other current published specifications or require case changes.


MEASUREMENTS METHODS AND EQUIPMENT:

QUALIFICATION TESTING

All catalog datasheet parameters and the PRODUCT specifications referenced above shall be tested for qualification and acceptance.

NOISE

The noise of all PRODUCTS will be measured on a mutually agreed upon set-up using standard methods and equipment.


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

TEMPERATURE CYCLING

Temperature cycling of future designs will be done by POWER-ONE in accordance with MIL-STD-883 Method 1010. These tests will approve and/or improve encapsulating methods and materials. POWER-ONE will test the existing designs and best efforts will be made by CALEX, with assistance by POWER-ONE, to improve encapsulation materials and methods to upgrade existing products with the objective of no failures.


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                                       19                   CALEX      POWER-ONE

                                      ADDENDUM B

                      TECHNOLOGY AND KNOW-HOW LICENSE AGREEMENT


         This Technology and Know-How License Agreement (this "Agreement") is made as of April 2, 1996 (the "Effective Date"), by and between Calex Manufacturing Company, Inc., a California corporation ("Licensor") and Power-One, Inc. a California corporation ("Licensee").



                                       RECITALS


         WHEREAS, Licensor and Licensee have entered into that certain Product and Component Agreement dated as of April 2, 1996 (the "Product and Component Agreement"), pursuant to which Licensor has agreed to sell certain products and components and to license certain technology related to such products and components to Licensee, and licensee has agreed to sell certain components to Licensor;

         WHEREAS, as an inducement to Licensee to consummate the transactions contemplated in the Product and Component Agreement, and in consideration of the obligations of Licensee under this Agreement Licensor has agreed to grant to Licensee a license to certain technology and know-how on the terms and conditions contained herein, and Licensee desires Licensor to grant such license.

         NOW, THEREFORE, in consideration of the premises and mutual covenants in this Agreement and the Product and Component Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.


1.  DEFINITIONS.   The following terms, when used herein with initial capital letters, shall have the respective meanings set forth in the is Article 1. All terms used herein with initial capital letters but not defined herein shall have the meanings ascribed to such terms in the Product and Component Agreement.

    1.1 AFFILIATE. The term "Affiliate" shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with, the person or entity specified.

    1.2 CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean those elements of the Technology and Know-How and of all the technical information, know-how, technology, formulae, compositions, samples, prototypes, information, manuals, ideas, inventions, improvements, data, files, supplier and customer identities and lists, accounting records, business and marketing plans, and information and documentation and all copies and tangible embodiments thereof (in whatever form or medium) that are not generally known by the public in which either of the parties have


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

rights; provided, however, that any of the foregoing shall not be considered Confidential Information if it: (i) has entered into the public domain through no wrongful act or breach of any obligation of confidentiality on the receiving party's or any third party's part; (ii) was in the lawful knowledge and possession of, or was independently developed by, the receiving party prior to the time it was disclosed to, or learned by, the receiving party as evidenced by written records kept in the ordinary course of business by the receiving party or by written or other documentary proof of actual use by the receiving party; (iii) was rightfully received from a third party not in violation of any contractual, legal or fiduciary obligation by such third party; or (iv) was approved for release by written authorization by the party having rights in such information.

    1.3 FIELD OF USE. The term "Field of Use" shall mean the business of designing, manufacturing, distributing, selling, advertising, marketing and promoting the Products.

    1.4 IMPROVEMENTS. The term "Improvements" shall mean any improvement, upgrade, enhancement, modification or update (Including error corrections) to, and translations and derivative works of, the Technology and Know-How, other than those which constitute, or are primarily useful to develop, make, market, sell or use, New Generations.

    1.5 KNOWLEDGE. The term "Knowledge" shall mean actual knowledge without independent investigation.

    1.6 MODELS. The term "Models" shall have the meaning given to it in the Product and Component Agreement.

    1.7 MODIFIED STANDARD PRODUCTS. The term "Modified Standards Products" shall have the meaning given to it in the Product and Component Agreement.

    1.8 NEW GENERATION. The term "New Generation" shall mean a new Series or a Model thereof which differs from any existing Series or Model subject to this Agreement by reason of a material improvement in the ratio of power output capacity to case volume or by reason of a significant change to form, fit, or function.

    1.9 PRODUCTS. The term "Products" shall have the meaning given to it in the Product and Component Agreement.

    1.10 SERIES. The term "Series" shall have the meaning given to it in the Product and Component Agreement.

    1.11 TECHNOLOGY AND KNOW-HOW. The term "Technology and Know-How" shall mean (i) the patents, if any, described on Schedule A, attached hereto and incorporated herein, and all extensions, reissues, divisions, continuations and continuations in part of same, (ii) all of Licensor's technology and know-how necessary or reasonably useful for practicing the inventions taught by such patents or necessary or reasonably useful for the manufacture, assembly, operation or servicing of the Products, and (iii) all documents,


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                                        3                   CALEX      POWER-ONE
drawings, plans, specifications, processes, trade secrets, parts/supplies lists, manufacturing/assembly instructions, manuals, software and other material in Licensor's possession necessary or reasonably useful for the manufacture, assembly, operation or servicing of the Products.

    1.12 TRAINING AND TECHNICAL SUPPORT. The term "Training and Technical Support" shall mean training and technical support relating to the Technology and Know-How and the implementation of the Technology and Know-How into the Products (including, without limitation, the theory, operation, manufacturing, process engineering, design processes and methodology, installation, and application of the Products).

    1.13 DC=DC CONVERTER. The term "DC-DC Converter" shall have the meaning given to it in the Product and Component Agreement.

    1.14 SUCCESSOR. The term "Successor" means, with respect to a party, a person or entity which, by purchase, merger or otherwise succeeds to substantially all of the business and assets of that party.

2.  LICENSE.

    2.1   GRANT TO LICENSEE.

    2.1.1 GRANT OF TECHNOLOGY AND KNOW-HOW LICENSE. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a sole right and license to use, copy, and create derivative works of, the Technology and Know-How only for the Field of Use and to make, have made, use and sell devices, methods and processes covered under any of the patents included in the Technology and Know-How or otherwise covered by the Technology and Know-How: only for the Field of Use, in any manner and by any means and under such name or names as Licensee shall determine, throughout the world during the Term hereof. Notwithstanding the foregoing, Licensor shall continue to have all rights in and to the Technology and Know-How; provided that Licensor shall not license, authorize or permit third parties other than Licensor's Affiliates or Successors to use the Technology and Know-How for the Field of Use during the Term of this Agreement.

    2.1.2 SUBLICENSES. Licensee shall have the right to grant sublicenses in and to the Technology and Know-How only to Licensee's Affiliates and Successes, and to subcontractors, provided any such subcontractor shall only use such sublicense in order to manufacture Products, Components, or Sub-assemblies exclusively for Licensee:

3. FEES. As full and complete consideration for all rights granted by Licensor and all representations, warranties and agreements of Licensor hereunder Licensee agrees to pay to Licensor the sum of One Million Five Hundred Thousand Dollars ($1,500,000), as follows:


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

    3.1 One Hundred Fifty Thousand Dollars ($150,000) payable on the Effective Date; and

    3.2 Two Hundred Fifty Thousand Dollars ($250,000) payable following the Effective Date, but within three (3) days of delivery to Licensee of substantially all of the documents identified in Addendum D of the Product and Component Agreement ("First Payment");

    3.3  Four Hundred Thousand Dollars ($400,000) payable upon the earlier of
(i) verification of performance to the specifications in Addendum A of the Product and Component Agreement of a production lot of each Model delivered for initial stocking; or (ii) six (6) months after the due date for payment of the amount set forth in Section 3.2, provided, however, that Power-One shall not be obligated to make the payment to this clause (ii) unless Licensor using its good faith, best efforts to modify the Models to meet the specifications in Addendum A of the Product and Component Agreement and Licensor has not materially and unjustifiably delayed delivery of units.

    3.4 Three Hundred Fifty Thousand Dollars ($350,000), payable on the first anniversary of the due date of First Payment.

    3.5 Three Hundred Fifty Thousand Dollars ($350,000), payable on the second anniversary of the due date of First Payment.

Licensee acknowledges that it is aware of and has evaluated the nature of the Technology and Know-How, that it deems it valuable to Licensee, that all or material portions of it are not known to Licensee, that all or material portions of it are not generally known to others, and that its disclosure to Licensee, and the other services to be provided by Licensor hereunder, will provide Licensee substantial business and competitive benefit. Licensee acknowleges that the payments required hereunder are due and payable irrespective of whether substantial portions of the Technology and Know-How are or become known to others, so long as such knowledge by others does not result from a breach of this Agreement by Licensor.

4.  TRAINING, TECHNICAL AND MARKETING SUPPORT.

    4.1 TRAINING AND TECHNICAL SUPPORT. Promptly following Licensee's request, Licensor shall provide, on a commercially reasonable best efforts basis, Training and Technical Support to employees of Licensee, or to any manufacturers or distributors of Licensee, by telephone, or at Licensee's (or Licensee's manufacturers' or distributors') facilities or upon Licensee's request, at Licensor's facilities. During the first year of the Term, Licensor shall provide at least three (3) full-time people at no additional cost to Licensee. During each subsequent year of the Term, Licensor shall provide the necessary support and training to fulfill all of its obligations under this Agreement, at no additional cost to Licensee.


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

    4.2 MARKETING AND SALES SUPPORT. Licensor shall provide marketing and sales support (including without limitation product line analysis, competitor information, advertising and sales literature) relating to the Products to Licensee. Where possible, Licensee shall offer to Licensor, marketing information relating to the Products.

    4.3 TRAVEL EXPENSES. If at Licensee's request Licensor is required to provide training or technical support at a location greater than fifty (50) miles from Licensor's headquarters, Licensee shall reimburse Licensor, in accordance with Licensee's standard travel policy, for reasonable travel expenses incurred by Licensor in providing such training or technical support, provided that Licensor supplies Licensee with receipts or other satisfactory evidence reflecting the expenses incurred.

5. PRODUCT PERFORMANCE. The Technology and Know-How is sufficient to permit Licensee to manufacture Products (using similar processes as Licensor) that will achieve the performance parameters set forth in Licensor's specifications for such products.

6. REPRESENTATIONS AND WARRANTIES OF LICENSOR. Licensor hereby warrants and represents that:

    6.1 DUE AUTHORITY. Licensor has the full right, power and authority to enter into this Agreement, and it is under no legal prohibition, restraint, or restriction with respect thereto.

    6.2 NO INFRINGEMENT. (i) To the best of Licensor's Knowledge and subject to the provistions of the last paragraph of Section 3, Licensor is the sole and exclusive owner of all right, title and interest in and to that protion of the Technology and Know-How which is susceptible of exclusive ownership; (ii) Licensor has the full right, power and authority to grant Licensee the right and license granted hereunder, and (iii) To the best of Licensor's Knowlege, Licensee's use of the Technology and Know-How in and in connection with the Products and the manufacture, sale, marketing, advertisement, promotion, distribution or other commercial exploitation of the Products as permitted by this Agreement will not infringe upon or otherwise violate any patent or other intellectual property rights of any person or entity.

7.  INDEMNIFICATION

    7.1 BY LICENSOR. Licensor shall indemnify, defend and hold Licensee harmless from and against all liabilities, damages, judgements, penalties, losses, costs, expenses (including without limitation court costs and attorneys' fees), claims, demands, suits or other legal actions suffered by Licensee or brought by any third party against Licensee or Licensor arising out of or relating to any breach or alleged breach of Licensor's representations, warranties or agreements made by Licensor in Article VI hereof.

    7.2 BY LICENSEE. Licensor shall indemnify, defend and hold Licensee harmless from and against all liabilities, damages, judgements, penalties, losses, costs, expenses


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

(including without limitation court costs and attorneys' fees), claims, demands, suits or other legal actions suffered by Licensor or brought by any third party against Licensor or Licensee, but only to the extent that the same arises out of or relates to any claim by any third party that any Improvement disclosed by Licensee to Licensor pursuant to Section 8.1 infringes any patent, trade secret, copyright or other intellectual property right of a third party.


8.  IMPROVEMENTS, NEW GENERATION, AND UPDATED MATERIAL.

    8.1 DISCLOSURE OF IMPROVEMENTS. Each party shall disclose to the other party any Improvement created, developed, invented or made by, or for, such party.

    8.2 OWNERSHIP OF IMPROVEMENTS. Licensor and Licensee shall jointly own any Improvement created, developed, invented or made by, or for, either party.

    8.3 OWNERSHIP OF NEW GENERATIONS. Licensor shall not have any right, title or interest in or to any New Generation created, developed, invented or made by, or for, Licensee. Licensee shall be entitled to apply at its own expense for patent or other intellectual property protection for any such New Generation created, developed, invented or made by, or for, Licensee. Licensor shall cooperate, at the prosecuting Licensee's expense, in any reasonable manner in assisting Licensee in obtaining copyright or patent registrations for same in the name of Licensee and in obtaining other forms of proprietary rights protection for same.

    8.4 UPDATED MATERIAL. Licensor shall promptly provide Licensee with all documents, drawings, plans, specifications, processes, trade secrets, parts/supplies lists, manufacturing/assembly instructions, manuals, software and other material relating to the manufacture, assembly, operation or servicing of the Products and which constitute Technology or Know-how, including without limitation the documents referred to in Addendum D of the Product and Component Agreement. In addition, each party shall provide the other with any revisions or updates to such documents as well as all documentation relating primarily to Improvements made by such Party.

9.  REGISTRATION, MAINTENANCE AND ENFORCEMENT.

    9.1  INTELLECTUAL PROPERTY RIGHTS PROTECTION.

         9.1.1 REGISTRATION BY LICENSOR. Licensor shall, at Licensor's expense, take all commercially reasonable actions to preserve its rights in and to the Technology and Know-How and other materials or items furnished by Licensor hereunder, but shall not be required to file for any patents.


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

         9.1.2 REGISTRATION BY LICENSEE. In the event Licensor does not agree that a patent or copyright application be filed, then Licensee shall have the right (but not the obligation) to seek patent or other intellectual property protection for any of the Technology and Know-How in Licensor's name. Any and all expenses incurred in connection with the foregoing shall be borne by Licensee. Licensor shall furnish Licensee with all reasonably requested information, assistance and documentation to assist Licensee in obtaining such registrations including, without limitation, filing a joint application in those jurisdictions where registration of a user or of a license is permitted or required by law. Such registrations shall be deemed to be included in the grants of license set forth in Section 2.1 hereof.

    9.2 ENFORCEMENT OF THE TECHNOLOGY AND KNOW-HOW.

         9.2.1 NOTIFICATION. In the event either party has Knowledge of any products or processes that may infringe or misappropriate or in any way adversely affect the other party's right in and to the Technology and Know-How, the party having such Knowledge shall promptly notify the other party of same.

         9.2.2 ENTITLEMENT TO TAKE ACTION FOR TECHNOLOGY AND KNOW-HOW. Licensor shall have the right (but not the obligation) to undertake any demand, suit or other action on account of any actual or suspected infringement or misapporpriation of the Technology and Know-How. Licensee shall provide such materials, cooperation and assistance as may be reasonably required to assist Licensor in such action.

         9.2.3 LICENSEE'S RIGHTS. If Licensor elects not to take such action pursuant to this Section 9.2, then upon written notice to Licensor, Licensee shall have the right (but not the obligation) to take such action, solely within its Field of Use. Licensor shall take all reasonable steps and shall provide such materials, cooperation and assistance as may be reasonably required to assist Licensee in such action.

         9.2.4 ENTITLEMENT TO PROCEEDS. The party prosecuting any demand, suit or other action as provided in this Section 9.2 shall bear all expenses, legal or otherwise, thereof and shall be exclusively entitled to proceeds or recoveries resulting therefrom.

    9.3 INFRINGEMENT CLAIMS. Licensee shall give Licensor written notice as promptly as practicable and in any case within ten (10) days of any claim or assertion by any third party that the use of any part of the Technology and Know-How by Licensee infringes any rights of any third party. Licensor shall have the right at its sole cost to defend against any such claim of infringement, and Licensee shall give all reasonable cooperation. If, as a result of any actual or claimed infringement by the Technology and Know-How of any third party rights an injunction is issued prohibiting Licensee from using the Technology and Know-How as provided herein, and if there has occured a related breach by Licensor of any representation made by it under
Section 6.2 hereof, and if the required notice and cooperation were given by Licensee, Licensor shall, if Licensor has not


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                                        8                   CALEX      POWER-ONE
defended such claims, reimburse Licensee for any reasonable costs incurred.
In such event Licensor shall also at its sole expense either procure the right for Licensee to continue to use the Technology and Know-How as provided herein or modify the Technology and Know-How so as to make it non-infringing or provide alternative technology and know-how of substantially similar utility. Licensor's inability to either procure the right for Licensee to continue to use the Technology and Know-How as provided herein or to so modify the Technology and Know-How or provide such alternative technology and know-how within sixty (60) days of the issuance of an injunction prohibiting Licensee from using the Technology and Know-How as provided herein is a breach of this Agreement and the Licensee shall have all of its rights arising out of such breach, including but not limited to those in Section 7.1 hereof.

10. TERM.

    10.1 TERM. This Agreement shall commence on the Effective Date and remain in full force and effect until the fifth anniversary of the Effective Date, unless sooner terminated as hereinafter provided. Notwithstanding any termination hereunder, if at such time there exists no uncured breach or default on the part of Licensee under this Agreement, licensee shall have a fully-paid exclusive license until the tenth (10) anniversary of the Effective Date., After the tenth (10) anniversary the Licensee shall have a fully paid non-exclusive worldwide perpetual license to use, copy, and create derivative works of, the Technology and Know-How as it exists as of the date of termination only for the Field of Use and to make, have made, use and sell devices, methods and processes covered under any of the patents included in the Technology and Know-How or otherwise covered by the Technology and Know-How, which have been issued as of the date of termination only for the Field of Use. Notwithstanding the foregoing, Licensor shall continue to have at all times all rights in and to the Technology and Know-How; provided that Licensor shall not license, authorize or permit third parties other than Licensor's Affiliates or Successors to use the Technology and Know-How for the Field of Use during the Term of this Agreement.

    10.2 TERMINATION FOR CONVENIENCE. Licensee, at its sole option, may terminate any or all of its further obligations and rights under this Agreement at any time. Termination of this Agreement shall not, however, release Licensee from the obligation to make payment of all amounts provided in Section 3 or from any obligation of confidentiality hereunder.

11. BREACH AND REMEDIES.

    11.1 BREACH. In the event a party does not comply with any material provision of this Agreement and the non-breaching party elects to give the breaching party written notice of such noncompliance, then the breaching party shall have sixty (60) days from the receipt of such notice to remedy the breach, provided that in the case of an obligation to pay money, such cure period shall be ten (10) days.


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

    11.2 REMEDIES.

         11.2.1 EQUITABLE RELIEF AND MONETARY DAMAGES. Licensor acknowledges that breach of this Agreement would cause immediate and irreparable harm to Licensee for which money damages could not adequately compensate the other party. Therefore, Licensee shall have the right to enforce this Agreement, not only by an action or actions for damages, but also by an action or actions for specific performance or injunctive or other equitable relief in order to enforce or prevent any violations of the terms or conditions of this Agreement, without proof of actual damages.

         11.2.2 SCOPE OF REMEDIES. Under no circumstances other than the unjustified failure by Licensee to pay when due the amounts required to be paid under Section 3 may the relief granted to Licensor include the rescission or termination of the license granted hereunder, and Licensor hereby irrevocably waives any rights it may have, at law or in equity, to obtain any termination or rescission in any other case.

         11.2.3 ACCELERATION ON PAYMENT DEFAULT. Subject to the provisions of section 3, if Licensee shall fail to make any payment required under Section 3 within the time required, as it may be extended by the cure provisions of
Section 11.1, all amounts required to be paid under Section 3 shall at once become due and payable without notice.

    11.3 ABRIBITRATION OF DISPUTES.

         11.3.1 PROCEDURE. Except for actions seeking injunctive relief, which may be brought before any state or federal court in California, any dispute arising out of or relating to this Agreement (or any exhibit or schedule hereto) or the breach, termination or validity hereof or thereof, shall be resolved in the following manner:

    a. the parties shall use all reasonable efforts to resolve the dispute through direct discussions within 30 days of written notice that there is such a dispute; or

    b. if no amicable settlement is reached as a result of the procedure described in (a), the matter shall be finally settled by an arbitration conducted expeditiously by a single arbitrator in accordance with the Rules for Non-Administered Arbitration of Business Disputes promulgated by the CPR Institute for Dispute Resolution (formerly Center for Public Resources). No arbitrator may serve who has had at any time a material personal or financial relationship with any participant to the dispute or any Affiliate of any such participant. The place of arbitration shall be either Los Angeles or San Francisco, California. This can be decided by a coin flip or any other random means. The arbitration shall be governed by the United States Arbitration Act. 9 U.S.C. sections 1-16 and judgement upon the award of the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator is not empowered to act AS AMIABLE COMPOSITEUR or


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

         to award damages in excess of compensatory damages and each party hereto hereby waives any damages in excess of compensatory damages. The arbitrator shall have the power to order equitable relief as if sitting as a court of equity.

         11.3.2 CONFIDENTIALITY;. The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties.

12. CONFIDENTIALITY.

    12.1 CONFIDENTIALITY OBLIGATION. Each party acknowledges that during the Term of this Agreement, it may have access to the other party's Confidential Information. All Confidential Information of a party disclosed under this Agreement shall remain the exclusive property of the disclosing party, subject to any license expressly granted herein. Each party agrees:
(i) to take all reasonable measures necessary to protect the confidential nature of Confidential Information of the other party disclosed to it by the other party including notifying in writing its Affiliates and its and their employees, agents, consultants, contractors, licensees, sublicensees, joint venturers, distributors or anyone else with whom such party works to complete the purposes of this Agreement, of the confidential nature of such Confidential Information; (ii) except as provided in this Agreement or as required by law or court order or as necessary to assert rights hereunder, not to disclose to third parties or copy any Confidential Information of the other party or allow any third party access to the Confidential Information of the other party without first obtaining such party's written consent; and
(iii) not to use, or permit others to use, any Confidential Information of the other party except under the licenses set forth herein or as may be provided for in separate agreements with such other party. In addition, each party agrees to use its best efforts and utmost diligence: (i) to safeguard the Confidential Information of each other party disclosed to it and (ii) to protect such Confidential Information against disclosure, misuse, espionage, loss and theft.

    12.2 COMPELLED DISCLOSURE. In the event that a party is required by law or court order to disclose any Confidential Information of any other party, that party shall: (i) notify such other party in writing as soon as possible, but in no event less than ten (10) calender days prior to any such disclosure; (ii) cooperate with such other party to preserve the confidentiality of such Confidential Information consistent with applicable law; and (iii) use its best efforts to limit any such disclosure to the minimum disclosure necessary to comply with the law or court order.


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

13. GENERAL.

    13.1 SURVIVAL. Article 7 shall survive the termination of this Agreement for any reason.

    13.2 ENTIRE AGREEMENT. The Agreement and all Schedules attached hereto and incorporated herein by this reference and the Product and Component Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any previous understandings or agreements, whether written or oral, in respect of such subject matter.

    13.3 COMPLIANCE WITH LAWS. The parties shall comply with all applicable laws, rules, regulations and orders of the United States and all jurisdictions and any agency or court thereof in connection with this Agreement and the transactions contemplated thereby.

    13.4 BINDING AGREEMENT, ASSIGNMENT. All of the terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Except as specifically stated in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other. Such consent shall not be withheld unreasonably. Any unauthorized assignment or delegation shall be null and void. Notwithstanding the foregoing, either party may assign or otherwise transfer its rights and obligations to its subsidiaries, or successors in interest (whether by purchase of stock or assets, merger, operation of law, or otherwise) of that portion of its business related to the subject matter hereof, but the transferring party shall remain jointly and severally liable with the transferee for any payment obligation hereunder. Licensee may grant sublicenses pursuant to Section 2.1.2 hereof, without the consent of Licensor.

    13.5 AMENDMENT AND WAIVER. This Agreement may be amended or any provision of this Agreement may be waived; provided that any such amendment or waiver shall be effective only if such amendment or waiver is set forth in a writing executed by both parties hereto. No course of dealing between persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such party thereafter to encore such provision or any other provision of this Agreement.


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

    13.6 RELATIONSHIP OF PARTIES. Except as specifically provided herein, no party shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Any such act will create a separate liability in the party so acting to any and all third parties affected thereby. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

    13.7 SEVERABILITY. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforeceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

    13.8 FURTHER ASSURANCES. Each of the parties agrees to execute and deliver such other documents and to take all such other actions as any of the other parties, its successors, assigns or other legal representatives may reasonably request to effect the terms of this Agreement and the execution and delivery of any and all affidavits, testimonies, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required.

    13.9 GOVERNING LAW. This Agreement shall be construed, governed and interpreted in accordance with the laws, but not the rules relating to the choice of law, of the State of California.

    13.10 NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be delivered in person, by telecopier or by registered or certified mail, postage prepaid, to the parties as follows:

            If to Licensee:
            Power-One
            740 Calle Plano
            Camarillo, Calif.  93012
            Attn: David Hage
            Telecopier: 805 388 0476

            If to Licensor:
            Calex Manufacturing Company, Inc.
            2401 Stanwell Drive
            Concord, Calif.  94520
            Attn: Steve Mathias
            Telecopier: 510 687 4424


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

or to such other address as either party may have furnished to the other in writing in accordance herewith. Notices delivered in person shall be deemed given when so delivered, notices given by telecopier shall be deemed delivered upon receipt of confirmation, and notices delivered by mail shall be deemed received three days after mailing.

    13.11 HEADING. The captions and headings of the Articles, clauses and paragraphs contained herein have been inserted for the convenience of the parties and shall not be construed as part of or modifying any provisions of this Agreement.

    13.12 COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all of which, taken together, shall constitute one and the same agreement.

    13.13 REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement, shall be interpreted in a reasonable manner to effect the intent of the parties.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CALEX Manufacturing Company, Inc.      POWER-ONE, Inc.


BY: /s/ S.P. Cuff                      By: /s/ David J. Hage
    ---------------------------            ---------------------------

Name: S.P. Cuff                        Name: David J. Hage
     --------------------------              --------------------------

Title: President                       Title: Vice President
      -------------------------        ---------------------------------


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

                                      SCHEDULE A

                                    [Patent List]

No Patents are subject to this Agreement at this time, however any patent issued to Licensor during the five years following the Effective Date covering Products that are 60W or less or including any claim such that the patent is included in the definition of Know-How and Technology will be subject to this Agreement and the license granted herein.


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

ADDENDUM C-LABEL INFORMATION

In addition to POWER-ONE name & Logo (artwork to be supplied by POWER-ONE).

    Power-One Series/Model
    Date Code (Week/Year) 4 digits, e.g., 5296
    Revision, e.g., B
    Made in USA


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ADDENDUM D - DOCUMENTATION

All documents and revisions, whether written or oral, shall be available to POWER-ONE, whether or not originally supplied. Whenever available or can be made available, a computer file will be delivered in addition to the hard-copy document.

A.  TECHNICAL (IN GENERAL AND FOR EACH PRODUCT):
    --------------------------------------------

    PRODUCT Specifications
    Engineering Specifications
    Complete Magnetics Specifications
    Engineering Drawings, Schematics, PCB Artwork/Layouts, and Parts Lists Engineering Test Plans and Results
    Manufacturing Test Plans and Results
    PRODUCT Manuals
    Design Reports and Design Data
    Test Specifications and Procedures
    Maintenance Instruction and Training Documents and Manuals
    Manufacturing Plans
    Manufacturing Drawings
    Manufacturing Test Equipment Documents
    Manufacturing Process Instructions
    Assembly Tooling Document
    Parts Tooling Documents
    UL, CSA, EN, IEC, VDE, CE, FCC, and other applicable regulatory approval documents, to the extent CALEX has in its sole discretion decided to pursue such approvals

B.  MARKETING LITERATURE
    --------------------

    ADVERTISING & PROMOTIONAL MATERIAL SHALL MINIMALLY CONSIST OF:
    Data Sheets
    Application Notes
    Competitive information and comparisons
    Presentation material

C.  PURCHASING INFORMATION
    ----------------------

    Sole-Source COMPONENTS
    Unique or special COMPONENTS
    Supplier Lists
    Purchase Specifications
    Supplier Quotation and Contract Documents


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

ADDENDUM E - QUALITY PROVISIONS
    1.   GENERAL QUALITY APPROACH

    POWER-ONE is seeking to procure from CALEX PRODUCTS which shall meet all agreed to requirements, be substantially error free upon delivery to designated destinations, can be delivered directly to end users without additional test, and can be expected to show continuing improvement in inherent reliability through analysis of failures and subsequent corrective action to avoid repeated occurrences.

    POWER-ONE believes that the use of statistical methods by CALEX is essential to achieving the above objectives. This Addendum outlines a quality approach based on these methods. Respective POWER-ONE and CALEX accountabilities relating to product quality are outlined below.

    POWER-ONE shall provide liaison through a representative who shall represent POWER-ONE on all matters relating to quality, performance, or suitability of PRODUCTS for delivery. The representative (who may be required to sign an appropriate confidentiality agreement) may review all production, inspection, and test data, as established in this Addendum and the Quality Plan, prior to delivery.

    A Quality Plan, per the attached outline, shall be jointly developed. The plan shall document the policies, procedures, and processes to be utilized by POWER-ONE and CALEX for implementation of these quality provisions and be made part of the Agreement.

    Any action on the part of POWER-ONE shall not relieve CALEX of its basic quality responsibilities or its responsibilities set forth elsewhere in the Agreement.

2.  POWER-ONE SHALL BE RESPONSIBLE FOR THE FOLLOWING:

2.1 Coordinating CALEX'S plans and delivery to meet POWER-ONE Just-In-Time requirements, to the extent the ordering and delivery policies of CALEX or CALEX'S suppliers are consistent therewith.

2.2 Confirming the Quality Plan and the utilization of statistical methods by CALEX to support continuous quality improvement in the PRODUCTS.

2.3 Interfacing with CALEX'S personnel in the areas of Engineering, Manufacturing and Quality.

2.4 Providing data feedback for use by CALEX.

3.  CALEX SHALL BE RESPONSIBLE FOR THE FOLLOWING:

3.1 Responding to reasonable corrective action requests.


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3.2 Providing access to CALEX's facility for POWER-ONE representatives to witness any assembly or testing of PRODUCTS, perform statistical audits, or complete any of the other tasks outlined in the Agreement, subject to a requirement to execute a reasonable confidentiality agreement.

3.3 Performing failure analysis and providing data and corrective action relating to the PRODUCTS to POWER-ONE as required withing 14 days.

If both parties cannot agree on the resolution of a problem that arises from a customer problem, application, quality, reliability, or specification issue, the parties agree to hire an independent consultant/arbitrator to review all data and recommendations and make a judgement, which will be final and binding. The parties will share equally in the cost of the arbitrator. If the parties cannot agree on an independent consultant/arbitrator within thirty (30) days, either party may apply to the American Arbitration Association for the appointment of one.

3.4 Furnishing POWER-ONE

    a) reports which provide POWER-ONE immediate notification of items such as discovery by CALEX of any latent defect or latent failure tendency that could affect a PRODUCT.

    b)   reports on quality performance including, but not limited to:

           i.      Supplier performance data, as available.
          ii. In-process test and inspection yields and Pareto of defects on a weekly basis.
         iii.      Status and impact of corrective action program.
          iv. The results of life, environmental or extended testing, as available.
           v.      Field reliability and failure Pareto on a monthly basis.

4.  POWER-ONE AND CALEX JOINTLY PARTICIPATE IN THE FOLLOWING:

4.1 Organizing and implementing corrective action for problems submitted by POWER-ONE and/or CALEX.

4.2 Developing the Quality Plan which shall define the policies, procedures, and processes to be utilized in performing the obligation of the Agreement.

4.3 Reviewing and reaching agreement on the need for requalification as the result of significant manufacturing changes which may impact quality, such as:
a.  process changes
b.  supplier manufacturing relocation
c.  supplier substitution


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

5.  QUALITY, RELIABILITY, AND DELIVERY GOALS

Quality Goals:

                   1996           1997           198

Pretest            96%            97%            98%
Final Test         98%            98.5%          99%
Incoming Insp.     2000ppm        1000ppm        500ppm
 Field Failures    1000ppm        600ppm         400ppm

Reliability, e.g., On-going Reliability Testing and Life Testing to be mutually determined.

Delivery performance goals include 98% on-time by Q4 or 1996

6.  QUALITY PLAN OUTLINE

The Quality Plan is a prerequisite for delivery of PRODUCTS to POWER-ONE, therefore, all PRODUCTS delivered under the Agreement must be fully processed in accordance with the Quality Plan.


Additions or changes to the Quality Plan shall be completed and agreed to by POWER-ONE and CALEX quality management organizations, as needed for administration of the Quality Plan. A formal review of the Quality Plan shall be held on a schedule mutually agreed upon by POWER-ONE and CALEX.

CONTENTS

Process Flow chart with inspection and test gates

Manufacturing Processes and Testing Procedures
    Incoming Inspection
    Subassembly/Assembly Test
    Final Test
    Packaging

Statistical Methods in Inspection and Test Processes
    Inspection
    Manufacturing and Test Processes
    Statistical Reports

Product Reliability plan


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

ADDENDUM F - RETURN MATERIAL AUTHORIZATION PROCEDURE

    CALEX will provide a written procedure within 30 days to POWER-ONE to enable efficient return of product to CALEX.


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

ADDENDUM G - CALEX PRICING

CALEX COMPONENT PRICING

Prior to the first anniversary of the Effective Date, CALEX COMPONENTS purchased from third parties and sold by CALEX to POWER-ONE will be at the price that the supplier charges CALEX, plus a 15% mark-up. After the first anniversary date of the Effective Date, an additional 8% handling fee will be added.

Pricing for CALEX COMPONENTS manufactured by CALEX and sold to POWER-ONE will be based on the CALEX COMPONENTS' actual costs, plus 15% After the first anniversary date of the Effective Date, an additional 8% handling fee will be added.

Price for all CALEX COMPONENTS will be reviewed and adjusted so as to conform to such pricing formula on a quarterly basis.

CALEX SUB-ASSEMBLIES PRICING

CALEX agrees to establish a price methodology for CALEX SUB-ASSEMBLIES similar to that in the section below, "CALEX PRODUCT PRICING".

CALEX PRODUCT PRICING

It is understood that CALEX will sell PRODUCTS to POWER-ONE at a price that is actual material and actual direct labor, plus 15%. After the first anniversary of the Effective Date, an additional 8% handling fee will be added. Pricing for CALEX PRODUCTS will be based on CALEX'S standard cost of material and labor, as shown in the example below. Following each month, the pricing shall be adjusted based on actual costs as shown in the example below. Within ten (10) days after such determination, CALEX shall issue a credit or invoice for the difference between standard and actual costs.

The price will be reviewed and adjusted on a quarterly basis based on the actual costs on the last month of the prior quarter.

CALEX will sell PRODUCTS to POWER-ONE at a price that is derived using incremental costs as defined below: This means that CALEX will charge POWER-ONE for:
         Material and Supplies
         Direct Labor, Payroll Taxes and benefits
         Plus 15%

CALEX will include the following manufacturing expenses as part of the actual cost of goods:

         Outside Prof. Serivces. = temporary employees, hired through a contracting agency and used in direct manufacturing operations.


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

         Freight/Shipping = costs to bring manufacturing materials and supplies into CALEX.

         Materials/Supplies = materials directly associated with the manufacturing and shipment of product.

         Product/Part Exp. = materials and components used directly in the assembly of product, but without reference to quantity in a bill of material.

CALEX will not charge POWER-ONE for anything else, including but not limited to:

         Supervision
         Rent & Utilities
         G & A
         Interest
         Depreciation & Amortization


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

EXAMPLE:

Total Sales                                                           $475,314

Standard Cost of Goods

                           Standard Material                            80,000
                           Standard Labor                               80,000
                           Standard Overhead                            50,000

Sales to Power-One                                                      46,000

                           Standard Material                            20,000
                           Standard Labor                               20,000
                           15%                                           6,000

Calculation of Power-One

                           Total Standard Material & Labor             160,000
                           Power-One Standard Material & Labor          40,000
                           Power-One allocation %                          25%

Calculation of Variance

                           Standard Cost of Goods Sold                 212,223
                           Actual Labor/Overhead                       141,314
                           Purchase Price Variance                     (33,847)
                           Material & Labor Variance                   (49,596)
                           Total (Actual) Cost of Goods Sold           270,094

                           Variance (Standard COGS vs Total/Actual      57,871
                           Less Actual Overhead                        -39,612
                           Plus Outside Prof. Services                   7,661
                           Plus Freight/Shipping                         5,114
                           Plus Materials/Supplies                       1,801
                           Plus Product/Part Expense                     1,806

                           Total Variance                               34,641

Calculation of Power-One

                           Total Variance                               34,641
                           Power-One allocation %                          25%
                           Power-One Cost Adjustment                     8,660
                           15%                                           1,299

                                                            /s/SPC      /s/ DJH
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                                       28                   CALEX      POWER-ONE

                           Additional Invoice for Cost Adjustment        9,959

Calculation of Power-One

                           Original Billing during the Month            46,000
                           Additional Invoice for Cost Adjustment        9,959

                           Total Power-One Billing                     $55,959


                                                            /s/SPC      /s/ DJH
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                                       29                   CALEX      POWER-ONE

ADDENDUM H - POWER-ONE PRICING

Prior to the first anniversary of the Effective Date, POWER-ONE COMPONENTS purchased from third parties and sold by POWER-ONE to CALEX will be at the price that the supplier charges POWER-ONE, plus a 20% mark-up. After the first anniversary of the Effective Date, an additional 8% handling fee will be added.

Pricing for POWER-ONE COMPONENTS manufactured by POWER-ONE and sold to CALEX will be based on the POWER-ONE COMPONENTS' actual costs, plus 20%. After the first anniversary of the Effective Date, an additional 8% handling fee will be added.


Prices for all POWER-ONE COMPONENTS will be reviewed and adjusted in compliance with the foregoing method on a quarterly basis.

Prices for POWER-ONE SUB-ASSEMBLIES will be determined from time-to-time and shall be furnished to CALEX upon its request.


                                                            /s/SPC      /s/ DJH
                                                            ------     ---------
                                       30                   CALEX      POWER-ONE

ADDENDUM I - WARRANTY FOR CALEX PRODUCTS AND CALEX COMPONENTS MANUFACTURED BY CALEX.

All CALEX PRODUCTS are warranted against defects in workmanship, materials and construction under normal use. The warranty does not apply to any CALEX products subject to misuse, neglect, accident, improper installation or misapplication. The liability for defective components shall be limited to the obligations of the original manufacturer's warranty covering these components.

EXCEPT FOR THOSE EXPRESSLY SET FORTH IN THIS SECTION, CALEX HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY PRODUCT OR COMPONENT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CALEX WILL NOT BE LIABLE FOR ANY DAMAGE, LOSS, COST OR EXPENSE FOR BREACH OF WARRANTY, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS SECTION, AND BUYER AGREES THAT CALEX'S WARRANTY LIABILITY, AND BUYER'S EXCLUSIVE REMEDY, ARE EXPRESSLY LIMITED TO THE REPAIR OR REPLACEMENT OF PRODUCTS PURSUANT TO THE WARRANTY SET FORTH IN THIS SECTION. BUYER HEREBY EXPRESSLY WAIVES ALL CLAIMS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE PRODUCTS OR COMPONENTS, INCLUDING (BUT NOT LIMITED TO) ANY SUCH DAMAGES ARISING BY BREACH OF WARRANTY, FAILURE OR DELAY IN MANUFACTURE OR DELIVERY OF PRODUCTS, OR IN USE OR PERFORMANCE OF PRODUCTS.

The period of time for any warranty will be the then current POWER-ONE warranty time period, not to exceed 5 years from the shipment date.

For service under this warranty buyer must advise the factory promptly of all pertinent details. An RMA (Returned Material Authorization) number must be assigned by the factory prior to the return of any material and must be referenced on all paperwork accompanying the returned material.


                                                            /s/SPC      /s/ DJH
                                                            ------     ---------
                                       31                   CALEX      POWER-ONE

ADDENDUM J - WARRANTY FOR POWER-ONE PRODUCT AND COMPONENTS AND SUB-ASSEMBLIES MANUFACTURED BY POWER-ONE

POWER-ONE LIMITED WARRANTY
PRODUCT SHALL BE WARRANTED AGAINST DEFECTS IN MATERIALS AND WORKMANSHIP FOR A PERIOD OF TWO (2) YEARS FROM DATE OF SHIPMENT. EXCEPT FOR THOSE EXPRESSLY SET FORTH IN THIS SECTION, SELLER HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE PRODUCT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER WILL NOT BE LIABLE FOR ANY DAMAGE, LOSS, COST OR EXPENSE FOR BREACH OF WARRANTY, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS SECTION, AND BUYER AGREES THAT SELLER'S WARRANTY LIABILITY, AND BUYER'S EXCLUSIVE REMEDY, ARE EXPRESSLY LIMITED TO THE REPAIR OR REPLACEMENT OF PRODUCTS PURSUANT TO THE WARRANTY SET FORTH IN THIS SECTION. BUYER HEREBY EXPRESSLY WAIVES ALL CLAIMS FOR CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, INCLUDING (BUT NOT LIMITED TO) ANY SUCH DAMAGES ARISING BY BREACH OF WARRANTY, FAILURE OR DELAY IN MANUFACTURE OR DELIVERY OF PRODUCTS, OR IN USE OR PERFORMANCE OF PRODUCTS.

This warranty is honored at Camarillo, California, provided the defective product is returned freight pre-paid. Seller will charge for the handling and service of products returned in error or out of warranty. For service under this warranty buyer must advise the factory promptly of all pertinent details. An RMA (Returned Material Authorization) number must be assigned by the factory prior to the return of any material and must be referenced on all paperwork accompanying the returned material.

The liability for defective components shall be limited to the obligations of the original manufacturer's warranty covering these components.


                                                            /s/SPC      /s/ DJH
                                                            ------     ---------
                                       32                   CALEX      POWER-ONE

ADDENDUM K - LIST OF POWER-ONE COMPONENTS

         CALEX PART NUMBER      DESCRIPTION                 POWER-ONE
                                                            EQUIVALENT
         CAPACITORS
      1  C5423-02               68UF, 10V                   TBD
      2  C5430-09               4.7UF, 16V                  TBD
      3  C5440-03               15UF, 25V                   TBD
      4  C5443-01               10F, 25V                    TBD
      5  C5453-01               10UF, 35V                   TBD
      6  C5520-24               1000UF, 10V                 TBD
      7  C5583-42               56UF, 50V                   TBD
      8  C3025-100-335          3.3UF, 100V                 TBD
      9  CT7227-10-476          47UF, 10V                   TBD
     10  CT7227-20-226          22UF, 20V                   TBD

         TRANSISTORS
     11  Q0352-46               MJE341/344                  TBD
     12  Q0353-12               IRF630                      TBD
     13  Q0353-13               IRF540                      TBD
     14  Q0353-23               IRF640                      TBD

         IC'S
     15  IC-UCC3805N            UCC3805N                    TBD
     16  IC0421-40              TL431CLP                    TBD
     17  IC0422-37              CNY17-1                     TBD
     18  IC0422-57              S19110DJ                    TBD
     19  IC0422-656             MC34060AP                   TBD
     20  ICSM-MIC1427CM         MIC1427CM                   TBD
     21  ICSM-MOC205            MOC205                      TBD
     22  ICSM-S19111DY          S19111DY                    TBD
     23  ICSM-S19112DY          S19112DY                    TBD
     24  ICSM-TL431CD           TL431CD                     TBD

         DIODES
     25  D220-04                MBR 1045                    TBD
     26  D2200-08               MURI620CT                   TBD
     27  D220-12                MUR820                      TBD
     28  D2700-001              IN5306,2.2mA                TBD
     29  D2800-01               SA5.0                       TBD
     30  D2800-02               SA15                        TBD
     31  D2800-11               SA150                       TBD
     32  D2900-16               MBR2045CT, SCHOTTKY         TBD
     33  DD-AK-B6660T           MBRD660CT                   TBD


                                                            /s/SPC      /s/ DJH
                                                            ------     ---------
                                       33                   CALEX      POWER-ONE

         CORES & BOBBINS
     34  W0970-62               B65542-B-TI, 148FID         TBD
     35  W0970-76               RM8, B65812-B1              TBD
     36  W0979-82               RM6SP                       TBD
     37  W0990-101              RM8/1-3C81, NO HOLE         TBD
     38  W0990-109              1408PL00-3C81, CORE         TBD
     39  W0990-110              1408PA100-3C81, CORE        TBD
     40  W0990-118              RM6SPLOO-SC85 NO HOLE       TBD
     41  W0990-129              P14/8/1-3C85-A0160 NO HOLE  TBD
     42  W0990-81               B64290-K0037-X TOROID       TBD
     43  W0990-94               58120-A2-17 125 PERM        TBD


                                                            /s/SPC      /s/ DJH
                                                            ------     ---------
                                       34                   CALEX      POWER-ONE